EXHIBIT 24


                                POWER OF ATTORNEY

         Know all by these presents, that the undersigned hereby constitutes Curt P. Creely as the undersigned's true and lawful attorney-in-fact, to:

         1. execute for and on behalf of the undersigned Forms 4 and 5 in accordance with Section 16 of the Securities Exchange Act of 1934 and the rules promulgated thereunder;

         2. do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete the execution of any such Form 4 and 5 and the timely filing of such form with the United States Securities and Exchange Commission and any other authority; and

         3. take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in his or her discretion.

         The undersigned hereby grants to such attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary and proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as such attorney-in-fact might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or his or her substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

         IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed effective as of this 30th day of August, 2002.




                                       /s/ Shekhar R. Chitnis
                                       -----------------------------------------
                                       Signature

                                       Printed Name: Shekhar Chitnis

STATE OF CALIFORNIA
COUNTY OF ORANGE

         BEFORE ME, this date, personally appeared Shekhar R. Chitnis, who is personally known to me or who produced California driver license as identifica-tion, who, after being first duly sworn, acknowledged before me that he executed the foregoing instrument freely and voluntarily for the purposes described therein.

         WITNESS my hand and seal, this 30th day of August, 2002.



                                       /s/ Atul A. Desai
                                       -----------------------------------------
                                       Notary Public


                                       Commission Expires:  01/13/04